Exhibit 1
JOINT FILING AGREEMENT
     The undersigned, and each of them, do hereby agree and consent to the filing of a single statement on behalf of all of them on Schedule 13G and amendments thereto, in accordance with the provisions of Rule 13d-1(d) of the Securities Exchange Act of 1934, as amended.
Date: February 12, 2008

SCF-IV, L.P.
By:	SCF-IV, G.P., LLC
By:	L.E. Simmons & Associates, Incorporated
By:	/s/ Anthony F. DeLuca
Anthony F. DeLuca, Managing Director

SCF-IV, G.P., LLC
By:	L.E. Simmons & Associates, Incorporated
By:	/s/ Anthony F. DeLuca
Anthony F. DeLuca, Managing Director

SCF-VI, L.P.
By:	SCF-VI, G.P., Limited Partnership
By:	L.E. Simmons & Associates, Incorporated
By:	/s/ Anthony F. DeLuca
Anthony F. DeLuca, Managing Director

SCF-VI, G.P., Limited Partnership
By:	L.E. Simmons & Associates, Incorporated
By:	/s/ Anthony F. DeLuca
Anthony F. DeLuca, Managing Director

L.E. Simmons & Associates, Incorporated
By:	/s/ Anthony F. DeLuca
Anthony F. DeLuca, Managing Director

L.E. Simmons
/s/ L.E. Simmons
L.E. Simmons, individually

David C. Baldwin
/s/ David C. Baldwin
David C. Baldwin, individually

Anthony F. DeLuca
/s/ Anthony F. DeLuca
Anthony F. DeLuca, individually

Andrew L. Waite
/s/ Andrew L. Waite
Andrew L. Waite, individually

John H.W. Geddes
/s/ John H.W. Geddes
John H.W. Geddes, individually

JWG Management, Ltd.
By:	/s/ John H.W. Geddes
John H.W. Geddes, President

LESFP, Ltd.
By:	LESGP, LLC
By:	/s/ L.E. Simmons
L.E. Simmons, President

LESGP, LLC
By:	/s/ L.E. Simmons
L.E. Simmons, President